As filed with the Securities and Exchange Commission on January 18, 2011	Registration No. 333-157962
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 20
FORM  S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

KLEIN RETAIL CENTERS, INC.
(Exact name of registrant as specified in governing instruments)

330 Intertech Parkway, 3rd Floor
Angola, Indiana 46703
517/278-3050
(Address, and telephone number of registrant's principal executive offices)

Kenneth S. Klein
330 Intertech Parkway, 3rd Floor
Angola, Indiana 46703
517/278-3050
(Name, address, and telephone number of agent for service)

with copy to:
Lee W. Cassidy, Esq., Cassidy & Associates
215 Apolena Avenue, Suite B
Newport Beach, California 92662
949/673-4510    949/673-4525(fax)

Approximate Date of Commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under  the  Securities  Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under  the  Securities  Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

This filing is made to correct the listed exhibits which were filed with Amendment No. 19 to the Registration Statement on January 11, 2011.  No change is made to the registration statement.

Item 36.  Exhibits and Financial Statement Schedules.

EXHIBITS

1.01	Dealer Manager Agreement – filed herewith to supersede form filed on October 9, 2009
1.02++	Soliciting Dealer Agreement

3.1+	Certificate of Incorporation
3.2+	By-laws
3.2.1++	Amended By-laws

4.1	Underwriters Warrant Agreement – filed herewith

5.0++++	Opinion of Counsel on legality of securities being registered

10.1.1=	Mitchell, South Dakota Agreement for acquisition of shadow retail center
10.1.2=	Joplin, Missouri Agreement for acquisition of shadow retail center
10.1.3=	Jackson, Missouri Agreement for acquisition of shadow retail center
10.1.4=	West Baraboo, Wisconsin Agreement for acquisition of shadow retail center
10.1.5=	Angola, Indiana Agreement for acquisition of shadow retail center
10.1.6=	Lima, Ohio Agreement for acquisition of shadow retail center
10.1.7=	Ocean Springs, Mississippi Agreement for acquisition of shadow retail center
10.1.8=	Fort Smith, Arkansas Agreement for acquisition of shadow retail center
10.1.9	Springdale, Arkansas Agreement for acquisition of shadow retail center
10.2++	Agreement with Midwestern Management
10.3	Escrow Agreement – filed herewith to supersede form filed on October 9, 2009
10.4+++	Lakeview Title, LLC report of November 16, 2009
10.5+++	Lock-up Agreement
10.6++++	Managing placement agent agreement for promissory note offering

21.0++	Subsidiaries of the Registrant

23.1==	Consent of Accountants (as part of Amendment No. 19)
23.2++++	Consent of Attorney (as part of Exhibit 5.0)

+	Filed on March 13, 2009
++	Filed on October 9, 2009
+++	Filed on December 9, 2009
++++	Filed on July 29, 2010
=	Filed on September 8, 2010
==	Filed on January 11, 2011

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-11 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Angola, State of Indiana on January 18, 2011 .

Date: January 18, 2011	By:	/s/ Kenneth S. Klein
Title: President
(principal executive officer)

Date: January 18, 2011	By:	/s/	Kenneth S. Klein
Title: Treasurer
(Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

Kenneth S. Klein	Director	January 18, 2011

Jonathan M. Klein	Director	January 18, 2011

Thomas Kramer	Director

Richard A. Kranitz	Director	January 18, 2011

R. Kip Paul	Director

Charles Edward Tippmann	Director

Patricia K. Weikel	Director	January 18, 2011